Exhibit 99.1

Media Relations

News release

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Steve Brecken	Greg Smith
781-522-5127	781-522-5141

Raytheon Reports Strong First Quarter 2006 Results and Increases Full-year

Guidance for EPS and Operating Cash Flow

First Quarter Highlights

•	EPS from continuing operations of $0.64, up 49 percent

•	Strong bookings of $5.5 billion, record backlog of $34.7 billion

•	Increased full-year guidance for EPS by $0.10 and operating cash flow by $200 million

•	Dividend increased 9 percent, new share repurchase program announced

WALTHAM, Mass., (Apr. 27, 2006) – Raytheon Company (NYSE: RTN) reported first quarter 2006 income from continuing operations of $289 million or $0.64 per diluted share compared to $196 million or $0.43 per diluted share in the first quarter 2005. First quarter 2006 income from continuing operations included an after-tax $14 million gain ($21 million pretax) or $0.03 per diluted share for the sale of the Company’s investment in Space Imaging. First quarter 2005 income from continuing operations included a $12 million charge or $0.03 per diluted share for a legal settlement. First quarter 2006 income from continuing operations was higher due to improved operating results at the Company’s Government and Defense businesses and at Raytheon Aircraft Company (RAC) combined with lower net interest expense and lower non-cash pension expense.

“Our strong earnings and cash flow allow us to increase guidance for the year,” said William H. Swanson, Raytheon’s Chairman and CEO. “Our financial performance in the first quarter, along with our record backlog, continues to demonstrate our focus on strong execution throughout the Company.”

First quarter 2006 net income was $287 million or $0.64 per diluted share compared to $166 million or $0.36 per diluted share in the first quarter 2005. Net income for the first quarter of 2005 included a $30 million after-tax loss in discontinued operations or $0.07 per diluted share primarily attributable to an after-tax charge for the settlement of a class action shareholder lawsuit.

Net sales for the first quarter 2006 were $5.2 billion, up 4 percent from $4.9 billion in the first quarter 2005. Government and Defense sales for the quarter (after the elimination of intercompany sales) increased 4 percent to $4.5 billion from $4.3 billion in the first quarter 2005. RAC sales for the quarter increased 12 percent to $493 million from $442 million in the first quarter 2005.

Operating cash flow from continuing operations for the first quarter 2006 was a positive $5 million versus an outflow of $274 million for the first quarter 2005. The improvement in cash flow was driven by higher income as well as a prior year delay in billings and collections resulting from a financial system implementation. The Company made a $200 million discretionary cash contribution to its pension plans in the first quarters of both 2006 and 2005.

During the first quarter 2006, the Company repurchased 2.4 million shares of common stock for $102 million as part of the Company’s previously announced (December 2004) $700 million share repurchase program. The Company has repurchased 13.6 million shares of common stock since the program’s inception for a total of $538 million. As previously announced (March 2006), the Company’s Board of Directors authorized the repurchase of up to an additional $750 million of the Company’s outstanding common stock, as well as a 9 percent increase to the Company’s annual dividend, from $0.88 to $0.96 per share.

Net debt was $3.5 billion at the end of the first quarter 2006 compared with $3.3 billion at the end of 2005 and $5.1 billion at the end of the first quarter 2005. Net debt is defined as total debt less cash and cash equivalents.

Summary Financial Results	1st Quarter		% Change
(in millions, except per share data)	2006	2005
Net Sales	$5,152	$4,944	4%
Total Operating Expenses	4,698	4,567

Operating Income	454	377	20%
Non-operating Expenses	17	81

Income from Cont. Ops. before Taxes	$437	$296	48%

Income from Continuing Operations	$289	$196	47%

Net Income	$287	$166	73%

Diluted EPS from Continuing Operations	$0.64	$0.43	49%

Diluted EPS	$0.64	$0.36	78%

Cash Flow from Continuing Operations	$5	$(274)

Bookings and Backlog

Bookings	1st Quarter
(in millions)	2006	2005
Bookings
Government and Defense	$4,781	$4,612
Commercial	686	663

Total Bookings	$5,467	$5,275

Backlog	Period ending
(in millions)	03/26/06	12/31/05
Backlog	$34,690	$34,419
Funded Backlog	$19,499	$17,580

The Government and Defense businesses reported first quarter 2006 bookings of $4.8 billion compared to $4.6 billion in the first quarter 2005. RAC reported first quarter 2006 bookings of $500 million compared to $472 million in the first quarter 2005.

The Government and Defense businesses ended the first quarter 2006 with a backlog of $31.5 billion compared to $31.2 billion at the end of 2005. Raytheon ended the quarter with a record backlog of $34.7 billion compared to $34.4 billion at the end of 2005.

Outlook

2006 Financial Outlook	Current	Prior *
Bookings	$22.0B-$23.0B	$22.0B-$23.0B
Net Sales	$23.1B-$23.6B	$23.1B-$23.6B
FAS/CAS Pension Expense	$360M	$360M
Interest Expense, net	$220M-$230M	$245M-$255M
Diluted Shares	449M-451M	449M
EPS from Cont. Ops.	$2.55-$2.65	$2.45-$2.55

Net Debt	$2.4B-$2.6B	$2.6B-$2.8B
Operating Cash Flow	$1.9B-$2.1B	$1.7B-$1.9B
ROIC	8.0%-8.4%	7.8%-8.2%

* As of February 2, 2006

The Company has increased full-year 2006 guidance for earnings per share from continuing operations, operating cash flow, and Return on Invested Capital (ROIC), as well as improved full-year 2006 guidance for net interest expense. See attachment F for the Company’s calculation and use of ROIC, a non-GAAP financial measure. Charts containing additional information on the Company’s 2006 guidance are available on the Company’s website at www.raytheon.com.

Segment Results

Integrated Defense Systems

	1st Quarter		% Change
(in millions, except margin percent)	2006	2005
Net Sales	$963	$906	6%
Operating Income	$158	$121	31%
Operating Margin	16.4%	13.4%

Integrated Defense Systems (IDS) had first quarter 2006 net sales of $963 million, up 6 percent compared to $906 million in the first quarter 2005, primarily due to growth in DD(X) (now formally designated DDG 1000) and international programs. IDS recorded $158 million of operating income compared to $121 million in the first quarter 2005.

Operating income was higher primarily due to increased sales on international programs and strong program execution.

During the quarter, IDS booked $363 million for ship integration and detail design for the U.S. Navy’s DDG 1000 Destroyer. IDS also booked $148 million to provide engineering services support to the Patriot air and missile defense program for the U.S. Army.

Intelligence and Information Systems

	1st Quarter		% Change
(in millions, except margin percent)	2006	2005
Net Sales	$611	$542	13%
Operating Income	$55	$50	10%
Operating Margin	9.0%	9.2%

Intelligence and Information Systems (IIS) had first quarter 2006 net sales of $611 million, up 13 percent compared to $542 million in the first quarter 2005, primarily due to continued growth in classified programs. IIS recorded $55 million of operating income compared to $50 million in the first quarter 2005.

During the quarter, IIS booked $220 million on a number of classified contracts. After the end of the quarter, IIS booked an additional $276 million on a major classified contract.

Missile Systems

	1st Quarter		% Change
(in millions, except margin percent)	2006	2005
Net Sales	$989	$990	N.M.
Operating Income	$110	$105	5%
Operating Margin	11.1%	10.6%

Missile Systems (MS) had first quarter 2006 net sales of $989 million compared to $990 million in the first quarter 2005. MS recorded $110 million of operating income compared to $105 million in the first quarter 2005.

During the quarter, MS booked $346 million for the production of 473 Block IV Tactical Tomahawk cruise missiles for the U.S. and United Kingdom navies. MS also booked $140 million for the production of Standard Missile-2 (SM-2) for the U.S. Navy.

Network Centric Systems

	1st Quarter		% Change
(in millions, except margin percent)	2006	2005
Net Sales	$791	$762	4%
Operating Income	$84	$79	6%
Operating Margin	10.6%	10.4%

Network Centric Systems (NCS) had first quarter 2006 net sales of $791 million, up 4 percent compared to $762 million in the first quarter 2005, primarily due to growth in the Combat Systems business area. NCS recorded operating income of $84 million compared to $79 million in the first quarter 2005.

During the quarter, NCS booked $102 million to provide a Perimeter Intrusion Detection System (PIDS) for the Port Authority of New York and New Jersey to safeguard the region’s four airports.

Space and Airborne Systems

	1st Quarter		% Change
(in millions, except margin percent)	2006	2005
Net Sales	$1,018	$957	6%
Operating Income	$145	$155	-6%
Operating Margin	14.2%	16.2%

Space and Airborne Systems (SAS) had first quarter 2006 net sales of $1,018 million, up 6 percent compared to $957 million in the first quarter 2005, primarily due to growth in the Advanced Targeting Forward-Looking Infrared (ATFLIR) program. SAS recorded $145 million of operating income compared to $155 million in the first quarter 2005.

Operating income was lower primarily due to favorable program profit and cost adjustments recorded in the prior year.

During the quarter, SAS booked $535 million on a number of classified contracts.

Technical Services

	1st Quarter		% Change
(in millions, except margin percent)	2006	2005
Net Sales	$460	$467	-1%
Operating Income	$32	$31	3%
Operating Margin	7.0%	6.6%

Technical Services (TS) had first quarter 2006 net sales of $460 million compared to $467 million in the first quarter 2005. TS recorded operating income of $32 million in the first quarter of 2006 compared to $31 million in the first quarter 2005.

During the quarter, TS was downselected for a contract from the Defense Threat Reduction Agency to eliminate three weapons storage areas in the Ukraine under the Cooperative Threat Reduction Program. This contract is expected to be booked in the second quarter.

Aircraft

	1st Quarter		% Change
(in millions, except margin percent)	2006	2005
Net Sales	$493	$442	12%
Operating Income	$16	$2	700%
Operating Margin	3.2%	0.5%

Raytheon Aircraft Company (RAC) had first quarter 2006 net sales of $493 million, up 12 percent compared to $442 million in the first quarter 2005, primarily due to higher new aircraft deliveries. RAC recorded operating income of $16 million compared to $2 million in the first quarter 2005. Operating income was higher due to new aircraft deliveries and mix, and continued improved operating performance.

Other

Net sales for the Other segment in the first quarter 2006 were $190 million compared to $192 million in the first quarter 2005. The segment recorded an operating loss of $13 million in the first quarter 2006 compared to an operating loss of $21 million in the first quarter 2005.

Discontinued Operations

During the quarter, the Company recorded an after-tax loss from discontinued operations of $2 million related to its former engineering and construction and Aircraft Integration Systems businesses.

Raytheon Company (NYSE: RTN), with 2005 sales of $21.9 billion, is an industry leader in defense and government electronics, space, information technology, technical services, and business and special mission aircraft. With headquarters in Waltham, Mass., Raytheon employs 80,000 people worldwide.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2006 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: risks associated with the Company’s U.S. government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies and procurement, aircraft manufacturing and other regulations; the impact of competition; the ability to develop products and technologies; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; the potential impairment of the Company’s goodwill; risks associated with the general aviation, commuter and fractional ownership aircraft markets; accidents involving the Company’s aircraft; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; risks associated with acquisitions, joint ventures and other business arrangements; the impact of changes in the Company’s credit ratings; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release.

Conference Call on the First Quarter 2006 Financial Results

Raytheon’s financial results conference call will be Thursday, April 27, 2006 at 9 a.m. ET. Participants will be William H. Swanson, Chairman and CEO, David C. Wajsgras, senior vice president and CFO, and other Company executives.

The dial-in number for the conference call will be (866) 800-8651. The conference call will also be audiocast on the Internet at www.raytheon.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are urged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

# # #

Attachment A

Raytheon Company

Financial Information

First Quarter 2006

(In millions except per share amounts)

	Three Months Ended
	26-Mar-06	27-Mar-05
Net sales	$5,152	$4,944

Cost of sales	4,218	4,118
Administrative and selling expenses	361	349
Research and development expenses	119	100

Total operating expenses	4,698	4,567

Operating income	454	377

Interest expense	68	76
Interest income	(24)	(12)
Other (income) expense, net	(27)	17

Non-operating expense, net	17	81

Income from continuing operations before taxes	437	296
Federal and foreign income taxes	148	100

Income from continuing operations	289	196
Loss from discontinued operations, net of tax	(2)	(30)

Net income	$287	$166

Earnings per share from continuing operations
Basic	$0.65	$0.43
Diluted	$0.64	$0.43

Loss per share from discontinued operations
Basic	$—	$(0.07)
Diluted	$—	$(0.07)

Earnings per share
Basic	$0.65	$0.37
Diluted	$0.64	$0.36

Average shares outstanding
Basic	442.3	450.6
Diluted	448.8	456.6

Attachment B

Raytheon Company

Segment Information

First Quarter 2006

(In millions)

	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Sales Three Months Ended
	26-Mar-06	27-Mar-05	26-Mar-06	27-Mar-05	26-Mar-06	27-Mar-05
Integrated Defense Systems	$963	$906	$158	$121	16.4%	13.4%
Intelligence and Information Systems	611	542	55	50	9.0%	9.2%
Missile Systems	989	990	110	105	11.1%	10.6%
Network Centric Systems	791	762	84	79	10.6%	10.4%
Space and Airborne Systems	1,018	957	145	155	14.2%	16.2%
Technical Services	460	467	32	31	7.0%	6.6%
Aircraft	493	442	16	2	3.2%	0.5%
Other	190	192	(13)	(21)	-6.8%	-10.9%
FAS/CAS Pension Adjustment	—	—	(90)	(116)
Corporate and Eliminations	(363)	(314)	(43)	(29)

Total	$5,152	$4,944	$454	$377	8.8%	7.6%

Attachment C

Raytheon Company

Other Information

First Quarter 2006

	Backlog (In millions)		Funded Backlog (In millions)
	26-Mar-06	31-Dec-05	26-Mar-06	31-Dec-05
Integrated Defense Systems	$7,911	$8,010	$3,143	$3,009
Intelligence and Information Systems	3,728	4,077	780	642
Missile Systems	8,250	8,040	5,032	4,443
Network Centric Systems	4,484	4,307	3,207	2,839
Space and Airborne Systems	5,637	5,220	3,236	2,851
Technical Services	1,501	1,594	922	916
Aircraft	2,900	2,891	2,900	2,600
Other	279	280	279	280

	$34,690	$34,419	$19,499	$17,580

Government and Defense businesses	$31,511	$31,248	$16,320	$14,700

	Bookings (In millions) Three Months Ended
	26-Mar-06	27-Mar-05
Government and Defense businesses	$4,781	$4,612
Commercial businesses	686	663

	$5,467	$5,275

	New Aircraft Deliveries (Units) Three Months Ended
	26-Mar-06	27-Mar-05
Hawker 800XP	8	6
Premier	4	3
Hawker 400XP	10	4
King Air	22	14
Pistons	24	13
T-6A	15	15

Total	83	55

	New Aircraft Bookings (Units) Three Months Ended
	26-Mar-06	27-Mar-05
Hawker 4000	—	1
Hawker 800XP	13	7
Premier	4	2
Hawker 400XP	5	2
King Air	23	22
Pistons	12	31
T-6A	—	6

Total	57	71

Attachment D

Raytheon Company

Preliminary Financial Information

First Quarter 2006

(In millions)

Balance sheets
	26-Mar-06	31-Dec-05
Assets
Cash and cash equivalents	$944	$1,202
Accounts receivable, less allowance for doubtful accounts	379	425
Contracts in process	3,686	3,469
Inventories	1,951	1,722
Deferred federal and foreign income taxes	408	435
Prepaid expenses and other current assets	260	314

Total current assets	7,628	7,567

Property, plant and equipment, net	2,636	2,675
Goodwill	11,586	11,554
Other assets, net	2,707	2,585

Total assets	$24,557	$24,381

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$48	$79
Subordinated notes payable	408	408
Advance payments and billings in excess of costs incurred	1,970	2,012
Accounts payable	1,058	962
Accrued salaries and wages	807	987
Other accrued expenses	1,413	1,403
Liabilities from discontinued operations	27	49

Total current liabilities	5,731	5,900

Accrued retiree benefits and other long-term liabilities	3,648	3,559
Deferred federal and foreign income taxes	206	125
Long-term debt	3,962	3,969
Minority interest	132	119
Stockholders’ equity	10,878	10,709

Total liabilities and stockholders’ equity	$24,557	$24,381

Attachment E

Raytheon Company

Preliminary Cash Flow Information

First Quarter 2006

(In millions)

Cash flow information
	Three Months Ended
	26-Mar-06	27-Mar-05
Net income	$287	$166
Depreciation	88	88
Amortization	23	20
Working capital	(473)	(588)
Discontinued operations	(25)	(3)
Net activity in financing receivables	69	45
Other	11	(5)

Net operating cash flow	(20)	(277)

Capital spending	(43)	(48)
Internal use software spending	(5)	(16)
Acquisitions	(47)	(60)
Investment activity and divestitures	22	7
Dividends	(98)	(90)
Repurchase of common stock	(102)	(53)
Debt (repayments) borrowings	(31)	422
Other	66	16

Total cash flow	$(258)	$(99)

Attachment F

Raytheon Company

Non-GAAP Financial Measures

First Quarter 2006

Return on Invested Capital (ROIC) is a “non-GAAP” financial measure under SEC regulations. The Company defines ROIC as income from continuing operations plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of the operating lease expense), divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8) and adding financial guarantees. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC to make the most efficient and effective use of capital and as an element of management incentive compensation.

Return on Invested Capital

(In millions)

	Current Guidance
	Low end of range	High end of range
Income from Continuing Operations
Net Interest Expense, after-tax*	Combined	Combined
Lease Expense, after-tax*

Return	$1,365	$1,410

Net Debt **
Equity**	Combined	Combined
Lease Expense x 8 plus Financial Guarantees**

Invested Capital	$17,000	$16,800

ROIC	8.0%	8.4%

*	effective tax rate of 33.6%
**	two-point average